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                                                                  EXHIBIT 10.B





                                                                April 30, 1998

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


Gentlemen:

I hereby consent to the use of my name in the Prospectus under the heading "Experts" filed as part of the Post-Effective Amendment No. 2 on Form N-4 (File No. 33-65195) for the Providentmutual Variable Annuity Separate Account.




                                                Very truly yours,

                                                /s/ SCOTT V. CARNEY
                                                --------------------------
                                                Scott V. Carney, FSA, MAAA
                                                Vice President & Actuary